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                                FIRST AMENDMENT
                                      TO
                                CREDIT AGREEMENT

     This First Amendment to Credit Agreement (this "First Amendment"), dated as of December 14, 1994, is among Michigan National Bank, a national banking association, and the other banking institutions who appear as signatories to this First Amendment (each a "Bank" and collectively the "Banks"), Michigan National Bank, as agent ("Agent"), and Mueller Industries, Inc., a Delaware corporation ("Borrower").

                                  Recitals

     The parties hereto executed a certain Credit Agreement (the "Credit Agreement") dated as of June 1, 1994, providing for, among other things, the establishment by the Banks for the benefit of the Borrower of a line of credit in the amount of $30,000,000.

     The Borrower has now requested the Banks to consider certain amendments to the Credit Agreement and the Banks have consented to such amendments as set forth herein upon the terms and conditions set forth herein.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

     NOW, THEREFORE, the parties hereto agree that the Credit Agreement shall be amended, effective on and as of December 14, 1994, as follows:

     1. Section 5.3.5 shall be revised by deleting the contents thereof in their entirety and replacing the same with the term "RESERVED".

     2. Schedule 4.13 to the Credit Agreement shall be revised by adding thereto the following additional Indebtedness, the effect of which is to increase, but only while and to the extent such additional Indebtedness is outstanding, the amount of Indebtedness permitted to be outstanding under the Credit Agreement:

     $2,161,500 obligation of Alaska Gold Company and guaranty by Borrower thereof

     $5,182,495 obligation of Mueller West, Inc. for the purchase of a Beechcraft Aircraft and guaranty by Borrower thereof

     $21,428,500 outstanding principal amount of 8.38% Senior Notes to John Hancock Life Insurance Company (due 2000)(listed above), to be assumed by Borrower from Utah Railway Company, the original issuer, and guaranties thereof by Utah Railway Company and the Brass Subsidiaries


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     3.  Except as herein provided, the Credit Agreement shall remain in full force and effect, including the provisions of Section 9 thereof which are herein incorporated by this reference.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered as of the date first hereinabove set forth.

                                            "BORROWER"
                                            MUELLER INDUSTRIES, INC.
WITNESS:
________________________                    By:_____________________
________________________                    Its: Executive Vice President

                                            "BANKS"
                                            MICHIGAN NATIONAL BANK
WITNESS:
________________________                    By:_____________________
________________________                    Its: Vice President

                                            Ratable Share:  6.25%
                                            Commitment:  $1,875,000

                                            BANK IV KANSAS, N.A.

________________________                    By:_____________________
________________________                    Its:____________________

                                            Ratable Share:  18.75%
                                            Commitment:  $5,625,000

                                            FIRST BANK NATIONAL ASSOCIATION

________________________                    By:_____________________
________________________                    Its:____________________

                                            Ratable Share:  18.75%
                                            Commitment:  $5,625,000

                                            LASALLE NATIONAL BANK

________________________                    By:_____________________
________________________                    Its:____________________

                                            Ratable Share:  18.75%
                                            Commitment:  $5,625,000

                                            NBD BANK, N.A.

________________________                    By:_____________________
________________________                    Its:____________________

                                            Ratable Share:  18.75%
                                            Commitment:  $5,625,000




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                                            SOCIETY NATIONAL BANK

________________________                    By:_____________________
________________________                    Its:____________________

                                            Ratable Share:  18.75%
                                            Commitment:  $5,625,000

                                            "AGENT"

                                            MICHIGAN NATIONAL BANK


________________________                    By:_____________________
________________________                    Its:____________________